UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 28, 2005 (October 26, 2005)
AirNet Systems, Inc.
(Exact name of registrant as specified in its charter)

Ohio	001-13025	31-1458309

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
7250 Star Check Drive, Columbus, Ohio 43217
(Address of principal executive offices) (Zip Code)
(614) 409-4900
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     On October 26, 2005, AirNet Systems, Inc. (“AirNet”) issued a news release announcing that it has entered into a letter of intent for the sale of AirNet to a nationally recognized private equity investment firm in a going private transaction for $4.55 per share. As previously reported in the Current Report on Form 8-K filed by AirNet on January 10, 2005, on January 5, 2005, AirNet’s Board of Directors engaged Brown Gibbons Lang & Company (“BGL”) to serve as AirNet’s exclusive financial advisor and investment banker to review, develop and evaluate various strategic alternatives to enhance shareholder value. The offer contained in the letter of intent represents a premium of approximately 32% over the share price of AirNet’s common shares on the business day immediately prior to the announcement of BGL’s engagement.
     The letter of intent, which was unanimously recommended to AirNet’s Board by the Special Committee of the Board and unanimously approved by AirNet’s Board, provides the private equity investment firm with exclusivity until November 30, 2005 to complete its confirmatory due diligence and execute a definitive merger agreement (which date may be extended by mutual consent under certain circumstances until no later than December 15, 2005). The offer is not contingent on the private equity investment firm obtaining any debt financing in addition to the amount currently existing in the business. The proposed transaction, however, would be subject to shareholder approval and other conditions that would be set forth in a definitive agreement.
     While AirNet expects to be able to enter into a definitive agreement with the private equity investment firm, there can be no assurances that such an agreement will be executed or that, if it is, it will contain the same terms as those described in the October 26, 2005 news release.
     Following execution of a definitive agreement, AirNet will host a conference call to discuss the transaction. Unless and until such a definitive agreement is reached, AirNet does not intend to comment further on the potential transaction.
     A copy of the October 26, 2005 news release is being filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (a) through (c) Not applicable
(d)	Exhibits:
The following exhibit is filed with this Current Report on Form 8-K:

Exhibit No.	Description

99.1	News release issued by AirNet Systems, Inc. on October 26, 2005

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRNET SYSTEMS, INC.
Dated: October 28, 2005	By:	/s/ Gary W. Qualmann
Gary W. Qualmann
Chief Financial Officer, Treasurer and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	News release issued by AirNet Systems, Inc. on October 26, 2005